UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: August 14, 2009

(Date of earliest event reported)

Forbes Energy Services Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda	333-150853-04	98-0581100
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3000 South Business Highway 281 Alice, Texas	78332
(Address of Principal Executive Offices)	(Zip Code)

(361) 664-0549

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 – Results of Operations and Financial Condition

The information in this Item 2.02 of this Current Report is being furnished pursuant to Item 2.02 of Form 8-K and according to general instruction B.2. thereunder, the information in this Item 2.02 of this Current Report and Exhibit 99.1 to this Form 8-K shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Item 2.02 of this Current Report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933.

On August 14, 2009, Forbes Energy Services Ltd., a company formed under the laws of Bermuda (the “Company”), issued a press release to announce the results of its operations for the three months ended June 30, 2009. Additional information is included in the Company’s press release dated August 14, 2009, which is attached hereto as Exhibit 99.1. Reference herein to Forbes Group refer to Forbes Energy Services Ltd. and its subsidiaries from and after May 29, 2008 and to Forbes Energy Services LLC and its subsidiaries from January 1, 2008 through May 28, 2008.

The press release contains reference to the non-GAAP (as defined below) financial measure EBITDA. EBITDA is defined as earnings (net income) plus interest expense, income taxes, depreciation and amortization, less interest income. This term, as the Company defines it, may not be comparable to similarly titled measures employed by other companies and is not a measure of performance calculated in accordance with United States generally accepted accounting principles, or GAAP. EBITDA should not be considered in isolation or as a substitute for operating income, net income or other income or cash flow statement data prepared in accordance with GAAP. The entities which have comprised the Forbes Group through May 28, 2008 were not subject to U.S. federal income tax. The Company, on a consolidated basis with its subsidiaries, is subject to U.S. federal income taxes following the May 29, 2008 Bermuda Reorganization.

The Company believes that EBITDA is useful to an investor in evaluating its operating performance because it is widely used by investors in the oilfield services industry to measure a company’s operating performance without regard to items such as interest, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods, the book value of assets, capital structure, and the method by which assets were acquired. In addition, it helps investors more meaningfully evaluate and compare the results of the Company’s operations from period to period by removing the impact of its capital structure (primarily interest charges from outstanding debt) and asset base (primarily depreciation) from its operating results.

The Company’s management uses EBITDA for the reasons stated above. In addition, the Company’s management uses EBITDA (i) in presentations to the Board of Directors to enable them to have the same consistent measurement basis of operating performance used by management, (ii) as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations, (iii) to assess compliance with financial ratios and covenants included in the indenture governing its 11% senior secured notes and its revolving credit facility, and (iv) in communications with shareholders, lenders, noteholders, rating agencies, and others concerning the Company’s financial performance.

Set forth below are the material limitations associated with using EBITDA as a non-GAAP performance measure compared to cash flows provided by operating activities:

•	EBITDA does not reflect our current or future requirements for capital expenditures or capital commitments;

•	EBITDA does not reflect changes in, or cash requirements necessary to service interest or principal payments on our debt;

•	EBITDA does not reflect income taxes; and

•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements;

Management compensates for the above-described limitations in using EBITDA as a non-GAAP financial measure by only using EBITDA to supplement GAAP results. A reconciliation of EBITDA to net income, the most directly comparable GAAP financial measure, is contained in the press release filed as Exhibit 99.1 to this Form 8-K.

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits.

99.1	Press Release, dated August 14, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Forbes Energy Services Ltd.

Date: August 17, 2009	By:	/s/ L. Melvin Cooper
L. Melvin Cooper Senior Vice President and Chief Financial Officer